HOLOGRAMUSA

INITIAL PUBLIC OFFERING

JANUARY 2018

Hologram USA Networks Inc. is currently undertaking a private placement of the securities described in this Presentation in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the "Securities Act") and Rule 506(c) of Regulation D promulgated thereunder. The Company may, in the future, undertake a public offering pursuant to Regulation A+ under the Securities Act. No money or other consideration is being solicited at this time with respect to such offering, and if sent in response to these materials for such offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

A copy of the most recent version of the Preliminary Offering Circular may be obtained from the Company's CEO at 342 N. Canon Drive, Beverly Hills, CA 90210, (877) 733-1830, or on the Company's investor relations website at www.hologramusa.com.

DISCLAIMER

Hologram USA Networks currently is filing a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC or more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Hologram USA Networks will arrange to send you the prospectus if you request it by filling out the form on the website at HologramUSA.com.

LEGAL DISCLAIMER

This document is the sole property of Hologram USA Networks. It is private and confidential. All information contained in this document is addressed only to the recipient. If you are not the original intended recipient of this document, please return this document to Hologram USA Networks Content S.A. The distribution or copy of this document or the information contained therein, in part or in full, is strictly prohibited. This communication has a communicative purpose and should not be considered an official statement of Hologram USA Networks Content S.A. All information contained herein is subject to change without notice.

LIMITATION OF LIABILITY

This document (Binder) has been prepared by Venture Capital Media Partners to demonstrate Hologram USA Networks's business plan for the purposes of raising capital and distribution.

This Binder is being issued to an exclusive selection of entities and investors. By accepting this Binder, the recipient agrees to the following: (i) neither they nor their agents, representatives, counselors or employees will copy, reproduce or distribute the Binder to any third party, in whole or in part, at any time, without the prior written consent of Hologram USA Networks, (ii) they will maintain permanent confidentiality of all information contained in the Binder, ensuring that it is not in the public domain, and (iii) they will use this Binder exclusively for the purposes of evaluating the progress of VHologram USA Networks's business plan.

This Binder includes forecasts of the development of Hologram USA Networks This encompasses financials as well as the criteria and hypothesis on which they are based upon, along with any details that could affect the execution and implementation of said Binder. This document is the responsibility of Hologram USA Networks

Given the uncertain nature of proposals based upon hypothesized expectations, and leveraging the unpredictable marketplace, Hologram USA Networks could produce significant differences between projected results and the actual outcome and is not responsible for any such differences.

The contents of this document are confidential and should be used exclusively for the purposes described above.

INDEX

EXECUTIVE SUMMARY

Hologram USA is holder of exclusive rights to holographic images and performances of an array of iconic talent such as Buddy Holly, Bernie Mac and many others. We have created shows and content for Disney's ABC Television, Universal Music Group with artists that include many famous singers and performers both living and dead!

Major brands have joined as title sponsors for events large and small: Sony Pictures, Dior, Universal Music Group, Miller Lite and many others have served as clients and title sponsors.

INVESTMENT OPPORTUNITY

Hologram USA's proven technology offers the struggling cinema industry an opportunity not just to survive, but to prosper. Hologram USA's theater technology provides exciting interactive technology that does not compete with the showing of movies, but complements a cinema's offerings. Combined with their virtual reality technology, Hologram USA provides an opportunity for people across the globe to interactively experience live events, together.

OFFERING SUMMARY

ISSUER	*Hologram USA Networks*
SHARES OFFERED	*A maximum of 6,250,00 shares of our Common Stock (the "**Maximum Offering**"), at an offering price of $8.00 per share (the "**Shares**")*
PRICE PER SHARE	*$8.00*
MAXIMUM OFFERING	*TBD*
TICKER	*HOLO*
USE OF PROCEEDS	*i. Content Production x 30 minutes 20 Shows* *ii. Merchandise Goods Production* *iii. Installations & Theater Expansion* *iv. Sponsorship Sales Team Expansion* *v. Brand Marketing and Advertising* *vi. Additional Business Acquisitions*
MANAGEMENT LOCK-UP AGREEMENT	*180 day lockup for the officers, directors and their family members*
UNDERWRITER	*NMS Capital Advisors, LLC has been engaged as the lead placement agent and broker dealer. In addition, NMS shall contract with other broker dealers to assist in the selling and placement of the Shares.*

MARKET CLIMATE & COMPETITIVE ANALYSIS


15

THEATER ATTENDANCE

- Movie theatres around the world are experiencing lower attendance every year.
- The most important consumer in this sector is the Millennial — the 14–24 year-old demographic. That group's attendance has been shrinking every year since 2014.
- In China for example, where after an astounding 50% growth in box office in 2015, the industry experienced its first down year in 2016*.

WHY IS THIS HAPPENING?

- Millennials have grown up consuming content on smart phones and other devices.
- Online computer gaming continues to grow.

TRYING TO FIX THE PROBLEM

- The biggest theaters have had the option of adding an IMAX screen to increase attendance, which delivers an amazing experience but its expense and size limits its use.
- 3D was supposed to create "only-in-the-theater" experiences and increase box office sales, but the novelty was limited and people gravitate to non-3D shows to save money.
- Expensive Dolby and other sophisticated sound systems have been added. Better sound quality is a hit with critics, but few consumers seek it out.
- Expanded concession menus have been added, including alcohol (which does little to help attendance in the key demo).
- 4D was introduced, but has gotten no traction and is seen as a gimmick more appropriate for an amusement park.

**According to Variety*



THE SOLUTION

- Hologram USA fills the room for live action events simulcast to many theaters at the same time in real life 3D images without glasses!
- Hologram USA's patented projection techniques create an intense, visceral experience: it truly feels as if the celebrity or artist is really on stage. The movie theater will regain its role as a kind of town hall.
- The addition of Hologram USA's technology provides cinemas with an opportunity to grow via multiple income sources including ticket sales, sponsorships, merchandise, concessions and more.

COMPANY TRACK RECORD



WHO WE ARE

- Hologram USA is the holder of exclusive rights to holographic images and performances of an array of iconic talent such as Buddy Holly, Bernie Mac and many others.
- Our technology is patented.
  - US5865519
  - US7883212
- Hologram USA has created shows and content for Disney's ABC Television and Universal Music Group, with artists that include many famous singers and performers both living and dead!
- Many major brands have served as clients and title sponsors for events large and small.
  - Sony Pictures
  - Dior
  - Universal Music Group
  - Miller Lite


Comex

SOME OF OUR BIGGEST HITS

- Superhero Lab: Sci-Fi Channel pilot
- Ghostbusters: Hollywood red carpet event
- Comex Convention
- Tupak Shakur: Coachella
- Fast & Furious Supercharged: Universal Studios Hollywood tram tour
- Mariah Carey: T-Mobile Hologram Concert
- Live Julian Assange Telepresence: Nantucket Project
- Jimmy Kimmel Live: Country Music Awards Crossover
- Jack Black: Los Angeles to Madrid
- Narenda Modi: India National Elections 2014


FilmOn.TV
HOLOGRAM
USA
FilmOn TV
FilmOn TV

CURRENT THEATER NETWORK

- Walk of Fame – Hollywood Blvd, Los Angeles CA
- National Comedy Center, Jamestown NY
- Regal Avalon, Chicago IL
- Fox Theater, Foxwoods CT
- Landmark Theater, Indianapolis IN
- Civic Theater, New Orleans LA
- Saratoga Casino, Saratoga Springs NY
- Twin River Casino, Rhode Island NY

CURRENT SHOW LINEUP

- Laugh Factory
  - Daily live stand up comedy.
- Live & Alive
  - Featuring Bernie Mac, Whitney Houston, Jackson Five (hosted by Jermaine Jackson) and 25 other major stars in our library of rights.
- Live Boxing
  - Every seat is ringside.
- Sexy Hollywood Freak Show (Burlesque)
- Live MMA Cage Fighting
- Live Music Concerts
  - Partnership with Universal Music and Universal Music Latin America.

LEADERSHIP



ALKIVIADES (ALKI) DAVID

FOUNDER, CHAIRMAN AND CEO

Alkiviades (Alki) David founded ETV Ltd. in 2007 (formerly known as 111PIX Ltd. and a predecessor of our company) and has served as our Chairman of the Board and Chief Executive Officer since that time.

Mr. David has worked in the global digital media industry for the past 15 years as an investor, entrepreneur and executive. He formed a personal holding company, Anakando, Ltd., and, an affiliated company, the Anakando Media Group in 2007. In addition, Mr. David has majority investments in several privately-held media companies that do business with ETV, including Hologram USA Inc., a hologram projection business with patented technology. Mr. David also formed Advirally Inc. in 2012 and Class15.com Inc. in 2014, each of which provides social media marketing services.

In 1995, Mr. David established Independent Models. Also in 1995, Mr. David helped establish the family-owned shipping company, Levant Shipping.

In 2000, Levant Shipping was merged with the U.S.-based shipping company Navios Maritime, and, in 2007, the combined company's shipping business was sold to International Shipping Enterprises.

Mr. David and other family members of the Leventis-David Group maintain holdings in a number of industries including manufacturing, real estate, shipping and bottling (including ownership interests in Coca-Cola Hellenic bottling plants in 28 countries). Mr. David is also chairman of the board of his late father's charitable trust, The Andrew A. David Foundation, and founded the non-profit organization BIOS to educate the public about marine conservation surrounding the Greek Islands.

Mr. David received a Master of Arts degree from the Royal College of Arts' Film and Television program in London, and has written, produced and appeared in feature films and on television.

GROWTH & TARGETING STRATEGY FOR FUNDS



THEATERS

- Propose switching one screen at each Cineplex to Hologram USA.
- Revenues on ticket prices are split 50/50 with Hologram USA.
- Merchandising is split 50/50 with Hologram USA.
- Theatres keep 100% of all beverage and food sales.
- Hologram USA provides 100 percent of the content.
- Sponsorship income will increase as Hologram USA theaters gain popularity.
- Cost to retrofit a theatre is $200,000 to $300,000 USD and takes six weeks to complete.
- Expected payback is three months from opening operations.


150 THEATERS
200 SEATS PER THEATER, 15% CAPACITY
8 PERFORMANCES PER DAY, 335 DAYS PER YEAR
30 days for holidays & maintenance
335
$40
TICKET PRICE
average
15%
TICKET OVERAGE
estimated ticket sale overage
30%
MERCHANDISE
gift store, concessions & personalized experiences
30%
ADVERTISING
brand integration of products into shows
$3,408,000 + $1,022,400 + $1,022,400 = $5,452,800 × 150
ticket sales per theater
merchandise per theater
advertising per theater
revenue per theater
theaters
20% < SALES COMMISSION
ticket sales & distributors
REVENUE SHARING > 50%
with theater owners
$817,920,000 - 20% = $654,336,000 - 50% = $327,168,000
GROSS PROFIT IN ONE YEAR
NET PROFIT IN ONE YEAR



LIVE STARS & HOLOGRAM TOURS

- Top artists can perform in one location and appear simultaneously in theaters all over the world. Hologram USA has already projected many World Class names to huge effect and massive viewing numbers. Imagine a concert with 200 000 Tickets being sold at a single time in different live locations watching one LIVE performance.
- The goal is to get the 14–24 year old demo back in the habit of going to the movie theater frequently again with original content and shows that draw them in.
- Hologram USA attracts top artists to perform and tour via hologram — giving them far more reach than a traditional tour and without the costs.
- Hologram USA gives consumers the opportunity to watch a life like concert and being able to chat via social media with friends across the world — who are experiencing the same live, one of a kind, concert.


10:00
10:00
10:00
3 4 6
3 4 6
3 4 6
GUEST

EVENTS / BEYOND THE MUSIC

- Resurrection Attractions like Tupac, Elvis or Whitney Houston as well as Muhammad Ali Versus Bruce Lee. Imagine watching a past superstar in a way that it feels like they are still living. These are resurrection attractions.
- Hologram USA has already exclusively licensed over 20 major deceased celebrities.
- Live Sports like boxing, tennis, MMA. Imagine Wimbledon live in Beijing and New York.
- Political Campaigning - Education - Corporate
- Events or motivational speakers like Tony Robbins.



GIFT STORE

MAKE YOUR OWN HOLOGRAM EXPERIENCE

In partnership with Universal Music Group, Hologram USA has created several 3 minute "Make Your Own Hologram" experiences for Hologram USA gift stores.

- Interactive karaoke-like hologram experiences
  - J-Lo
  - Ricky Martin & Pitbull
  - Mariah Carey
- Non-singing hologram experiences
  - tribal dancers
  - contortionist
  - flamenco dancer
  - ballet dancer
  - conteporary dancer
  - burlesque dancer
- Hologram USA gift store charges $60 to $300


HOLOGRAM USA

HOLOGRAM USA 360

VIRTUAL REALITY

Hologram USA is at the forefront of Virtual Reality by providing VR content along with the latest in 360 video technology. Hologram USA offers solutions for all stages of VR & 360 video production, including shooting, stitching and viewing.

- At Hologram USA, our goal is to be a leader in VR/360 video technology and content creation for entertainment purposes.
- Our VR/360 technology and content will create fully spherical and immersive 360 videos and photos.
- Our diverse business model includes the production and sale of Hologram USA VR Headsets, on-site 360 video production and 360 video hosting on HologramUSA.com.
- Our HologramUSA.com VR & 360 hosting center allows producers and entertainers to share their work with the world via our server, mobile 360 video player and free mobile apps.



HOLOGRAM USA PRODUCTIONS

Hologram USA's AVOD, SVOD and TVOD video platforms are differentiated from our competitors through our proprietary interactive television services. Hologram USA Networks users will also have access to unique previews of our hologram projection shows — truly next level "event television." These marquee moments will part of the original branded content offerings in partnership with Hologram USA productions.

- Live concert series
  - Roy Orbison
  - Judy Garland
  - Bernie Mac
  - Redd Foxx
- Advertising opportunities
  - Sponsorships
  - Brand integration
  - Venues

REVENUES

THEATER FRANCHISE

- Ticket sales
- Brand advertising
- Brand integration
- Merchandising
- Concessions

ONLINE & DIGITAL SALES

- Licensing Hologram shows for VR & 360 viewing online
- Licensing hologram shows to cable & television channels
- Distribution to platforms globally via related companies
  - FOTV (FilmOn TV, OVGuide, MondoTunes)

MERCHANDISE

- Live shows or resurrection shows have strong fan based followings
  - Traditionally live venues generate an additional 30% on ticket sales from fan based merchandise
- Hologram USA exclusively licenses likeness rights for deceased celebrities like Whitney Houston, Muhammad Ali and Elvis, and are also able to create the most effective merchandise packages available
- "Make Your Own Hologram" experiences at Hologram USA gift stores

TECH FINANCING

- Financing installations of our technology system to theaters and business partners

THIRD PARTY LICENSING

- Hologram USA has a rich history licensing our patented technologies and content creation skills to third parties like theme park attractions
  - Examples: Universal Studios' Fast & Furious, Disney/ABC Television's Country Music Awards

USE OF FUNDS



CONTENT PRODUCTION X 30 MINUTES 20 SHOWS

MERCHANDISE GOODS PRODUCTION

INSTALLATIONS & THEATER EXPANSION

SPONSORSHIP SALES TEAM EXPANSION

BRAND MARKETING AND ADVERTISING

ADDITIONAL BUSINESS ACQUISITIONS

REASONS TO INVEST IN HOLOGRAM USA

- Only scalable and patented hologram projection technology for theaters world wide
- Multiple revenue streams
- Exclusive and proprietary content
- Universally accessible

www.hologramusa.com

HOLOGRAM USA